                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, made and entered into as of January 1, 1999 (the "EFFECTIVE DATE"), by and between Lexicon Genetics Incorporated, a Delaware corporation (hereafter "COMPANY"), and Jeffrey L. Wade (hereafter "EXECUTIVE"), an individual and resident of Montgomery County, Texas.

                              W I T N E S S E T H:

         WHEREAS, Company wishes to secure the services of the Executive subject to the terms and conditions hereafter set forth; and

         WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT. During the Employment Period (as defined in Section 4 hereof), the Company shall employ Executive, and Executive shall serve, as Senior Vice President and Chief Financial Officer of the Company. Executive's principal place of employment shall be at the Company's principal corporate offices in The Woodlands, Texas, or at such other location for the Company's principal corporate offices during the Employment Period.

         2. DUTIES AND RESPONSIBILITIES OF EXECUTIVE.

                  (a) During the Employment Period, Executive shall devote his services full time to the business of the Company and its Affiliates (as defined below), and perform the duties and responsibilities assigned to him by the Chief Executive Officer ("CEO") or Board of Directors (the "BOARD") of the Company to the best of his ability and with reasonable diligence. Executive agrees to cooperate fully with the Board, CEO and other executive officers of the Company, and not to engage in any activity which conflicts with or interferes with the performance of his duties hereunder. During the Employment Period, Executive shall devote his best efforts and skills to the business and interests of Company, do his utmost to further enhance and develop Company's best interests and welfare, and endeavor to improve his ability and knowledge of Company's business, in an effort to increase the value of his services for the mutual benefit of the parties hereto. During the Employment Period, it shall not be a violation of this Agreement for Executive to (1) serve on corporate, civic, or charitable boards or committees (except for boards or committees of a Competing Business (as defined in Section 11)), (2) deliver lectures, fulfill teaching or speaking


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         engagements, or (3) manage personal investments, so long as such activities do not materially interfere with performance of Executive's responsibilities under this Agreement.

                  For purposes of this Agreement, "AFFILIATE" means any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

                  (b) Executive represents and covenants to Company that he is not subject or a party to any employment agreement, noncompetition covenant, nondisclosure agreement, or any similar agreement, covenant, understanding, or restriction that would prohibit Executive from executing this Agreement and fully performing his duties and responsibilities hereunder, or would in any manner, directly or indirectly, limit or affect the duties and responsibilities that may now or in the future be assigned to Executive hereunder.

         3. COMPENSATION.

                  (a) During the Employment Period, the Company shall pay to Executive an annual base salary of $170,000, in consideration for his services under this Agreement, payable on a pro rata basis in not less than monthly installments, in conformity with the Company's customary payroll practices for executive salaries. Executive's base salary shall be subject to review at least annually, and such salary may be adjusted, depending upon the performance of the Company and Executive, upon the recommendation of the Compensation Committee of the Board (the "COMPENSATION COMMITTEE"). All salary, bonus and other compensation payments hereunder shall be subject to all applicable payroll and other taxes.

                  (b) As promptly as practicable after the end of each calendar year during the Employment Period, the Compensation Committee shall determine whether Executive is entitled to a bonus based on the attainment of performance goals during the calendar year then ended (the "BONUS YEAR"). For each Bonus Year during the Employment Period (including the Bonus Year commencing on the Effective Date and ending on December 31, 1999), the Compensation Committee shall establish certain performance goals for the Company and the Executive and a targeted annual bonus amount (which annual target bonus shall not exceed fifteen percent (15%) of his annual base salary pursuant to
         Section 3(a)). The target bonus shall be paid to Executive within 60 days after the end of the applicable Bonus Year based on the extent to which the performance goals and objectives for the Bonus Year have been achieved. The full amount of the target bonus shall be paid if substantially all of the designated performance goals and objectives have been achieved for the Bonus Year; if not, the Compensation Committee, in its discretion exercised in good faith, may award a target bonus to Executive in an amount less than the full target bonus for that Bonus Year. The Compensation Committee may also award additional bonuses or other compensation to Executive at any time in its complete discretion.


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         4. TERM OF EMPLOYMENT. Executive's initial term of employment with the Company under this Agreement shall be for the two-year period beginning on the Effective Date and ending at midnight (CST) on December 31, 2000, unless Notice of Termination pursuant to Section 7 is given by either the Company or Executive to the other party. The Company and Executive shall each have the right to give Notice of Termination at will, with or without cause, at any time, subject to the terms and conditions of this Agreement regarding the rights and duties of the parties upon termination of employment. The term of employment hereunder ending on December 31, 2000, shall be referred to herein as the "INITIAL TERM OF EMPLOYMENT." On December 31, 2000 and on December 31st of each succeeding year (each such date being referred to as a "Renewal Date"), this Agreement shall automatically renew and extend for a period of one (1) additional year (a "RENEWAL TERM") unless written notice of nonrenewal is delivered from one party to the other at least sixty (60) days prior to the relevant Renewal Date or, alternatively, the parties may mutually agree to voluntarily enter into a new employment agreement at any time. The period from the Effective Date through the date of Executive's termination of employment at any time for whatever reason shall be referred to herein as the "EMPLOYMENT PERIOD."

         5. BENEFITS. Subject to the terms and conditions of this Agreement, during the Employment Period, Executive shall be entitled to the following:

                  (a) REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel, entertainment and other expenses paid or incurred by Executive in performing his business obligations hereunder. Executive shall provide substantiating documentation for expense reimbursement requests as reasonably required by the Company.

                  The Company shall also pay State Bar dues, attorney occupation tax and reasonable continuing legal education expenses for the Executive, or reimburse the Executive for such expenses, provided that such expenses are incurred and submitted for payment or reimbursement in accordance with the Company's expense payment or reimbursement policies as they may exist from time to time.

                  (b) BENEFITS. Executive shall be entitled to and shall receive all other benefits and conditions of employment available generally to executives of the Company pursuant to Company plans and programs, including, but not limited to, group health insurance benefits, dental benefits, life insurance benefits, disability benefits, and pension and retirement benefits. The Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such employee benefit program or plan, so long as such actions are similarly applicable to covered executives generally.

                  Notwithstanding the previous paragraph, Company shall provide Executive with long-term disability ("LTD") insurance coverage, at no cost to Executive, that provides income replacement benefits to Executive, if he should incur a long-term disability covered


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         under such policy, in an amount at least equal to 60% of his base salary at the time of such disability, which benefits shall begin after a waiting period that does not exceed six months. The income replacement benefits described in the previous sentence shall remain payable at least until Executive attains the age of 65 provided that he remains unable to perform the essential functions of his occupation during such period. To the extent that the Company's LTD policy which covers employees generally does not provide sufficient coverage to Executive, as described in the previous sentence, Company agrees to purchase a supplemental LTD policy for Executive from a reputable insurer and to pay the premiums on behalf of Executive during the Employment Period.

                  Notwithstanding the first paragraph of this Section 3(b), the Company shall pay for term life insurance coverage on Executive's life, with the beneficiary(ies) thereof designated by Executive, with a death benefit in an amount not less than twice Executive's base salary (pursuant to Section 3(a)) as such base salary is set on each January 1 during the Employment Period. Upon request, Executive agrees to take any physical exams, and to provide such information, which are reasonably necessary or appropriate to secure or maintain such term life insurance coverage.

                  (c) PAID VACATION. Executive shall be entitled to a paid annual vacation of three (3) weeks. Vacation time may be accumulated and carried over by Executive into any subsequent year(s); provided, however, Executive shall not be permitted to accumulate more than six weeks of accrued and unused vacation. In addition, the Executive shall be allowed up to five (5) days each year to attend professional continuing education meetings or seminars; provided, that attendance at such meetings or seminars shall be planned for minimum interference with the Company's business.

         6. RIGHTS AND PAYMENTS UPON TERMINATION. The Executive's right to compensation and benefits for periods after the date on which his employment with the Company and its Affiliates (as defined in Section 2) terminates for whatever reason (the "TERMINATION DATE") shall be determined in accordance with this Section 6.

                  (a) ACCRUED SALARY AND VACATION PAYMENTS. Executive shall be entitled to the following payments under this Section 6(a), in addition to any payments or benefits to which the Executive is entitled under the terms of any employee benefit plan or the following provisions of this Section 6:

                           (1) his accrued but unpaid salary through his
                  Termination Date; and

                           (2) his accrued but unpaid vacation pay for the
                  period ending on his Termination Date in accordance with
                  Section 5(c) above.


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                  (b) SEVERANCE PAYMENTS.

                           (1) At any time prior to a Change in Control (as
                  defined below), in the event that (A) Executive's employment hereunder is terminated by the Company at any time for any reason except (i) for Cause (as defined below) or (ii) due to Executive's death or Disability (as defined below), or (B) Executive terminates his own employment hereunder for Good Reason (as defined below), then, in either such event, Executive shall be entitled to receive, and the Company shall be obligated to pay, Executive's base salary under Section 3(a) (without regard to any bonuses or extraordinary compensation) then being paid to him on the Termination Date as salary continuation (pursuant to the Company's normal payroll procedures) for a period equal to six (6) consecutive months following the Termination Date; provided that if such termination occurs within 120 days following a reduction in Executive's base salary, such salary continuation payments shall be made in an amount equal to Executive's base salary prior to such reduction. In the event of Executive's death during such salary continuation period, the Company shall pay the sum of the present value of all remaining payments (using a 5% discount rate) in a single payment to the Executive's estate within 60 days of his death. Such severance payments shall be subject to Sections 10 and 11 hereof.

                           Prior to a Change in Control, in the event that
                  Executive's employment is terminated through notice of nonrenewal as of the end of the Initial Term of Employment (pursuant to Section 4) or any one-year Renewal Term, Executive shall not be entitled to receive any severance payments pursuant to the first paragraph of this Section 6(a); provided, however, Executive shall be entitled to receive a severance payment equal to $14,000 per month for each month following his Termination Date, not to exceed six months, that Executive is (A) not in violation of the confidential information, non-competition and other covenants of Sections 10 and 11 hereof and (B) not employed by another employer, as determined by the Company.

                           (2) At any time after a Change in Control (as defined
                  below), in the event that (A) Executive's employment hereunder is terminated by the Company at any time for any reason except
                  (i) for Cause (as defined below) or (ii) due to Executive's death or Disability (as defined below), or (B) Executive terminates his own employment hereunder for Good Reason (as defined below in this paragraph), then, in either such event, Executive shall be entitled to receive, and the Company shall be obligated to pay, Executive's base salary under Section 3(a) (without regard to any bonuses or extraordinary compensation except as provided below in this paragraph) then being paid to him on the Termination Date as salary continuation (pursuant to the Company's normal payroll procedures) for a period equal to twelve (12) consecutive months following the Termination Date, plus an additional single sum




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                  payment equal to one-half of Executive's target bonus (pursuant to Section 3(b)) for the Bonus Year that contains the Termination Date which bonus shall be payable within 30 days from the Termination Date; provided that if such termination occurs within 120 days following a reduction in Executive's base salary, such salary continuation payments shall be made in an amount equal to Executive's base salary prior to such reduction. In the event of Executive's death during such salary continuation period, the Company shall pay the sum of the present value of all remaining payments in a single payment (using a 5% discount rate) to the Executive's estate within 60 days of his death.

                           After a Change in Control, in the event that the
                  Company terminates Executive's employment through notice of nonrenewal as of the end of the Initial Term of Employment (pursuant to Section 4) or any one-year Renewal Term, Executive shall be entitled to receive, and the Company shall be obligated to pay, Executive's base salary under Section 3(a) (without regard to any bonuses or extraordinary compensation) then being paid to him on the Termination Date as salary continuation (pursuant to the Company's normal payroll procedures) for a period of six (6) consecutive months following the Termination Date.

                           (3) Except as otherwise specifically provided in this
                  Section 6(b), severance payments shall be in addition to, and shall not reduce or offset, any other payments that are due to Executive from the Company (or any other source) or under any other agreements, except that severance payments hereunder shall offset any severance benefits otherwise due to Executive under any severance pay plan or program maintained by the Company that covers its employees generally. The provisions of this Section 6(b) shall supersede any conflicting provisions of this Agreement but shall not be construed to curtail, offset or limit Executive's rights to any other payments, whether contingent upon a Change in Control (as defined below) or otherwise, under this Agreement or any other agreement, contract, plan or other source of payment except as specifically provided herein.

                           (4) A "CHANGE IN CONTROL" of the Company shall be
                  deemed to have occurred if any of the following shall have taken place: (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than Gordon Cain is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, or any successor provisions thereto), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then-outstanding voting securities; (B) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own or


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                  control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities in substantially the same proportion as their ownership of the Company's outstanding voting securities prior to such reorganization, merger or consolidation; (C) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets; (D) in the event any person is elected by the stockholders of the Company to the Board who has not been nominated for election by a majority of the Board or any duly appointed committee thereof; or (E) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two (2) years before such election or removal, unless the election of each director who is not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period. The Board, in its discretion, may deem any other corporate event affecting the Company to be a "Change in Control" hereunder.

                           (5) "DISABILITY" means a permanent and total
                  disability which entitles Executive to disability income payments under the Company's long-term disability plan or policy as then in effect which covers Executive pursuant to
                  Section 5(b). If Executive is not covered under the Company's long-term disability plan or policy at such time for whatever reason or under a supplemental LTD policy provided by the Company, then the term "Disability" hereunder shall mean a "permanent and total disability" as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability shall be certified by a physician acceptable to both the Company and Executive. In the event that the parties are not able to agree on the choice of a physician, each shall select a physician who, in turn, shall select a third physician to render such certification. All costs relating to the determination of whether Executive has incurred a Disability shall be paid by the Company.

                           (6) "CODE" means the Internal Revenue Code of 1986,
                  as amended. References in this Agreement to any Section of the Code shall include any successor provisions of the Code or its successor.

                           (7) "CAUSE" means a termination of employment
                  directly resulting from (1) the Executive having engaged in intentional misconduct causing a material violation by the Company of any state or federal laws, (2) the Executive having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon the Company, (3) an act of personal dishonesty taken by the Executive that was intended to result in substantial personal enrichment of the Executive at the expense of the Company, (4) Executive's final conviction (or the entry of a plea of nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony, or (5)


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                  a breach by the Executive during the Employment Period of the provisions of Sections 9, 10, and 11 hereof, if such breach results in a material injury to the Company. For purposes of this definition of "Cause", the term "Company" shall mean the Company or any of its Affiliates (as defined in Section 2).

                           (8) "GOOD REASON" means the occurrence of any of the
                  following events without Executive's express written consent:

                                    (A) Before a Change in Control (as defined
                           in Section 6(b)), (i) a five percent (5%) or greater reduction in Executive's annual base salary unless any such greater pay cut is applied across the board to the other senior officers of the Company except the CEO, or (ii) after a Change in Control, any reduction in Executive's base salary, provided that, in either event, Executive specifically terminates his employment for Good Reason hereunder within 120 days from the date that he has actual notice of such reduction; or

                                    (B) Before or after a Change in Control, any
                           breach by the Company of any material provision of this Agreement, provided that Executive specifically terminates his employment for Good Reason hereunder within 120 days from the date that he has actual notice of such material breach; or

                                    (C) Only following a Change in Control (as
                           defined in Section 6(b)), any of the following events will constitute Good Reason, provided that Executive specifically terminates his employment for Good Reason hereunder within 12 months following his receipt of actual notice of an event listed below:

                                             (i) the failure by the Company or
                                    its successor to expressly assume and agree to continue and perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such Change in Control had not occurred;

                                             (ii) Executive's duties or
                                    responsibilities for the Company or its
                                    successor are materially reduced; or

                                             (iii) the Company or its successor
                                    fails to continue in effect any pension, medical, health-and-accident, life insurance, or disability income plan or program in which Executive was participating at the time of the Change in Control (or plans providing Executive with substantially similar benefits), or the taking of any action by the Company or its successor that would adversely affect Executive's


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                                    participation in or materially reduce his benefits under any such plan that was enjoyed by him immediately prior to the Change in Control.

         7. NOTICE OF TERMINATION. Any termination by the Company or the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, the term "NOTICE OF TERMINATION" means a written notice that indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         8. NO MITIGATION REQUIRED. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner.

         9. CONFLICTS OF INTEREST.

                  (a) In keeping with his fiduciary duties to Company, Executive hereby agrees that he shall not become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue at any time during the Employment Period. Moreover, Executive agrees that he shall immediately disclose to the Board any facts which might involve a conflict of interest that has not been approved by the Board.

                  (b) Executive and Company recognize and acknowledge that it is not possible to provide an exhaustive list of actions or interests which may constitute a "conflict of interest." Moreover, Company and Executive recognize there are many borderline situations. In some instances, full disclosure of facts by the Executive to the Board may be all that is necessary to enable Company to protect its interests. In others, if no improper motivation appears to exist and Company's interests have not demonstrably suffered, prompt elimination of the outside interest may suffice. In other serious instances, it may be necessary for the Company to terminate Executive's employment for Cause (as defined in Section 6(b)). The Board reserves the right to take such action as, in its good faith judgment, will resolve the conflict of interest.

                  (c) Executive hereby agrees that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might adversely affect the Company or any of its Affiliates (as defined in Section 2), involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Executive would or might arise, and which must be reported immediately to the Board, include, but are not limited to, any of the following:

                           (1) Ownership by the Executive and his immediate
                  family members of more than a two percent (2%) interest, on an aggregated basis, in any lender,


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                  supplier, contractor, customer or other entity with which Company or any of its Affiliates does business;

                           (2) Misuse of information, property or facilities to
                  which Executive has access in a manner which is demonstrably and materially injurious to the interests of Company or any of its Affiliates, including its business, reputation or goodwill; or

                           (3) Materially trading in products or services
                  connected with products or services designed or marketed by or for the Company or any of its Affiliates.

         10. CONFIDENTIAL INFORMATION.

                  (a) NON-DISCLOSURE OBLIGATION OF EXECUTIVE. For purposes of this Section 10, all references to Company shall mean and include its Affiliates (as defined in Section 2). Executive hereby acknowledges, understands and agrees that all Confidential Information, as defined in
         Section 10(b), whether developed by Executive or others employed by or in any way associated with Executive or Company, is the exclusive and confidential property of Company and shall be regarded, treated and protected as such in accordance with this Agreement. Executive acknowledges that all such Confidential Information is in the nature of a trade secret. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

                  (b) DEFINITION OF CONFIDENTIAL INFORMATION. The term "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Executive, which is used in Company's business and (1) is proprietary to, about or created by Company; (2) gives Company some competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Company; (3) is designated as Confidential Information by Company, known by the Executive to be considered confidential by Company, or from all the relevant circumstances considered confidential by Company, or from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to Company; or
         (4) is not generally known by non-Company personnel. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

                           (1) Work product resulting from or related to the
                  research, development or production of the programs of the Company including, without limitation, OmniBank(TM), homologous recombination, DNA sequencing, phenotypic analysis, drug target validation and drug discovery;

                           (2) Internal Company personnel and financial
                  information, vendor names and other vendor information (including vendor characteristics, services and


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                  agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Company's business;

                           (3) Marketing, partnering and business and
                  development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company which have been or are being discussed; and

                           (4) Business acquisition and other business
                  opportunities.

                  (c) EXCLUSIONS FROM CONFIDENTIAL INFORMATION. The term "CONFIDENTIAL INFORMATION" shall not include information publicly known other than as a result of a disclosure by Executive in breach of
         Section 10(a), and the general skills and experience gained during Executive's work with the Company which Executive could reasonably have been expected to acquire in similar work with another company.

                  (d) COVENANTS OF EXECUTIVE. As a consequence of Executive's acquisition or anticipated acquisition of Confidential Information, Executive shall occupy a position of trust and confidence with respect to Company's affairs and business. In view of the foregoing and of the consideration to be provided to Executive, Executive agrees that it is reasonable and necessary that Executive make the following covenants:

                           (1) At any time during the Employment Period and
                  within ten (10) years after the Employment Period, Executive shall not disclose Confidential Information to any person or entity, either inside or outside of Company, other than as necessary in carrying out duties on behalf of Company, without obtaining Company's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Executive gives notice of such proceedings to Company), and Executive will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Executive's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another person or entity, and Executive understands that such similarity does not excuse Executive from abiding by his covenants or other obligations under this Agreement.

                           (2) At any time during or after the Employment
                  Period, Executive shall not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Company, without first obtaining Company's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such Confidential Information. This prohibition against Executive's


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                  use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including databases, written documents and software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

                  (e) RETURN OF CONFIDENTIAL MATERIAL. Executive shall promptly turn over to the person designated by the Board or CEO all originals and copies of materials containing Confidential Information in the Executive's possession, custody, or control upon request or upon termination of Executive's employment with Company. Executive agrees to attend a termination interview with the person or persons designated by the Board or CEO in the Company's offices for a reasonable time period. The purposes of the termination interview shall be (1) to confirm turnover of all Confidential Information, (2) discuss any questions Executive may have about his continuing obligations under this Agreement, (3) answer questions related to his duties and on-going projects to allow a temporary or permanent successor to obtain a better understanding of the employment position, (4) confirm the number of any outstanding stock options, or other long-term incentive awards, and their vested percentages and other terms and conditions, and (5) any other topics relating to the business affairs of Company or its Affiliates as determined by the Company.

                  (f) INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable or patentable works or products, trademarks, service marks, ideas, processes, formulae, methods, designs, techniques and trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Executive (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Company and which may be directly or indirectly useful in, or related to, the business of Company (including, without limitation, research and development activities of Company), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Company, shall be promptly disclosed by Executive to the person or persons designated by the Board or CEO, shall be deemed Confidential Information for purposes of this Agreement, and shall be Company's exclusive property. Executive shall, upon Company's reasonable request during or after the Employment Period, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Company to cause issuance of patents to, or otherwise obtain recorded protection of right to intellectual property for, Company with respect to Inventions that are to be Company's exclusive property under this Section 10, or to transfer to and vest in Company full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Company. In addition, during or after the Employment Period, Executive shall, at Company's expense, reasonably assist the Company in any reasonable and proper manner in enforcing any Inventions which are to be or become Company's exclusive property hereunder against infringement by others. Executive shall keep


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         confidential and will hold for Company's sole use and benefit any Invention that is to be Company's exclusive property under this Section 10 for which full recorded protection of right has not been or cannot be obtained.

                  (g) PROPERTY RIGHTS. In keeping with his fiduciary duties to Company, Executive hereby covenants and agrees that during his Employment Period, and for a period of three (3) months following his Termination Date, Executive shall promptly disclose in writing to Company any and all Inventions, which are conceived, developed, made or acquired by Executive, either individually or jointly with others, and which directly relate to the business, products or services of Company. In consideration for his employment hereunder, Executive hereby specifically sells, assigns and transfers to Company all of his worldwide right, title and interest in and to all such Inventions.

                  If during the Employment Period, Executive creates any original work of authorship or other property fixed in any tangible medium of expression which (1) is the subject matter of copyright (including computer programs) and (2) directly relates to Company's present or planned business, products, or services, whether such property is created solely by Executive or jointly with others, such property shall be deemed a work for hire, with the copyright automatically vesting in Company. To the extent that any such writing or other property is determined not to be a work for hire for whatever reason, Executive hereby consents and agrees to the unconditional waiver of "moral rights" in such writing or other property, and to assign to Company all of his right, title and interest, including copyright, in such writing or other property.

                  Executive hereby agrees to (1) assist Company or its nominee at all times in the protection of any property that is subject to this
         Section 10, (2) not to disclose any such property to others without the written consent of Company or its nominee, except as required by his employment hereunder, and (3) at the request of Company, to execute such assignments, certificates or other interests as Company or its nominee may from time to time deem desirable to evidence, establish, maintain, perfect, protect or enforce its rights, title or interests in or to any such property.

                  (h) EMPLOYEE PROPRIETARY INFORMATION AGREEMENT. The provisions of this Section 10 shall not supersede the Employee Proprietary Information Agreement (the "Proprietary Agreement") between Employee and the Company (or any other agreement of similar intent) which shall remain in full force and effect and, moreover, this Agreement, the Proprietary Agreement and any such other similar agreement between the parties shall be construed and applied as being mutually consistent to the full extent possible.

                  (i) REMEDIES. In the event of a breach or threatened breach of any of the provisions of this Section 10, Company shall be entitled to an injunction ordering the return of all such Confidential Information and Inventions, and restraining Executive from using


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         or disclosing, for his benefit or the benefit of others, in whole or in part, any Confidential Information or Inventions. Executive further agrees that any breach or threatened breach of any of the provisions of this Section 10 would cause irreparable injury to Company, for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

         11. AGREEMENT NOT TO COMPETE. All references in this Section 11 to "COMPANY" shall mean and include its Affiliates (as defined in Section 2).

                  (a) PROHIBITED EXECUTIVE ACTIVITIES. Executive agrees that except in the ordinary course and scope of his employment hereunder during the Employment Period, Executive shall not while employed by Company and, except as specifically provided below in this Section 11(a), for a period of six (6) months following his Termination Date, within the continental United States:

                           (1) Directly or indirectly engage or invest in, own,
                  manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (as defined below); provided, however, Executive may invest in the securities of any enterprise with the power to vote up to two percent (2%) of the capital stock of such enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                           (2) Directly or indirectly, either as principal,
                  agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away, any customers, clients, or business acquisition or other business opportunities of Company; or

                           (3) Directly or indirectly, either as principal,
                  agent, independent contractor, consultant, director, officer, employee, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of Company, (B) induce or otherwise counsel, advise or encourage any employee of Company to leave the employment of Company, or
                  (C) induce any distributor, representative or agent of Company to terminate or modify its relationship with Company.


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                           In the event that Executive's Termination Date occurs
                  after a Change in Control (as defined in Section 6(b)), then notwithstanding any provisions of this Section 11 to the contrary, all of the non-compete restrictions set forth in this Section 11 shall not apply to, or be enforced against, Executive if his employment with the Company or its successor is terminated (1) by Executive for Good Reason (as defined in Section 6(b)), (2) by the Company or its successor without Cause (as defined in Section 6(b), or (3) upon notice of nonrenewal pursuant to Section 4. Therefore, following a Change in Control, in the event that Executive terminates his employment for Good Reason or upon notice of nonrenewal, or the Company or its successor terminates Executive's employment without Cause or upon nonrenewal, Executive shall not be subject to the provisions of Section 11.

                           "COMPETING BUSINESS" means any individual, business,
                  firm, company, partnership, joint venture, organization, or other entity whose products or services compete in whole or in part, at any time during the Employment Period with the products or services (or planned products and services) of Company including, without limitation, genomics research, development and products including, without limitation, OmniBank(TM), homologous recombination, DNA sequencing, phenotypic analysis, drug validation and drug discovery.

                  (b) ESSENTIAL NATURE OF NON-COMPETE OBLIGATION. It is acknowledged, understood and agreed by and between the parties hereto that the covenants made by Executive in this Section 11 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, Company would not have entered into this Agreement.

                  (c) NECESSITY AND REASONABLENESS OF NON-COMPETE OBLIGATION. Executive hereby specifically acknowledges and agrees that:

                           (1) Company has expended and will continue to expend
                  substantial time, money and effort in developing its business;

                           (2) Executive will, in the course of his employment,
                  be personally entrusted with and exposed to Confidential Information (as defined in Section 10);

                           (3) Company, during the Employment Period and
                  thereafter, will be engaged in its highly competitive business in which many firms, including Company, compete;


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                           (4) Executive could, after having access to Company's
                  financial records, contracts, and other Confidential Information and know-how and, after receiving training by and experience with the Company, become a competitor;

                           (5) Company will suffer great loss and irreparable
                  harm if Executive terminates his employment and enters, directly or indirectly, into competition with Company;

                           (6) The temporal and other restrictions contained in
                  this Section 11 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other reasonable business interests of Company;

                           (7) The enforcement of this Agreement in general, and
                  of this Section 11 in particular, will not work an undue or unfair hardship on Executive or otherwise be oppressive to him; it being specifically acknowledged and agreed by Executive that he has activities and other business interests and opportunities which will provide him adequate means of support if the provisions of this Section 11 are enforced after the Termination Date; and

                           (8) the enforcement of this Agreement in general, and
                  of this Section 11 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

                  (d) JUDICIAL MODIFICATION. Executive agrees that if an arbitrator (pursuant to Section 21) or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 11 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 11 shall remain in full force and effect. Executive further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 11 is invalid or against public policy, the remaining provisions of this Section 11 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         12. REMEDIES. In the event of any pending, threatened or actual breach of any of the covenants or provisions of Section 9, 10, or 11, it is understood and agreed by Executive that the remedy at law for a breach of any of the covenants or provisions of these Sections may be inadequate and, therefore, Company shall be entitled to a restraining order or injunctive relief from any court of competent jurisdiction, in addition to any other remedies at law and in equity. In the event that Company seeks to obtain a restraining order or injunctive relief, Executive hereby agrees that Company shall not be required to post any bond in connection therewith. Should a court of competent jurisdiction or an arbitrator (pursuant to Section 21) declare any provision of Section 9,


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10, or 11 to be unenforceable due to an unreasonable restriction of duration or geographical area, or for any other reason, such court or arbitrator is hereby granted the consent of each of the Executive and Company to reform such provision and/or to grant the Company any relief, at law or in equity, reasonably necessary to protect the reasonable business interests of Company or any of its affiliated entities. Executive hereby acknowledges and agrees that all of the covenants and other provisions of Sections 9, 10, and 11 are reasonable and necessary for the protection of the Company's reasonable business interests. Executive hereby agrees that if the Company prevails in any action, suit or proceeding with respect to any matter arising out of or in connection with Section 9, 10, or 11, Company shall be entitled to all equitable and legal remedies, including, but not limited to, injunctive relief and compensatory damages.

         13. DEFENSE OF CLAIMS. Executive agrees that, during the Employment Period and for a period of two (2) years after his Termination Date, upon request from the Company, he will cooperate with the Company and its Affiliates in the defense of any claims or actions that may be made by or against the Company or any of its Affiliates that affect his prior areas of responsibility, except if Executive's reasonable interests are adverse to the Company or Affiliates in such claim or action. To the extent travel is required to comply with the requirements of this Section 13, the Company shall, to the extent possible, provide Executive with notice at least 10 days prior to the date on which such travel would be required. The Company agrees to promptly pay or reimburse Executive upon demand for all of his reasonable travel and other direct expenses incurred, or to be reasonably incurred, to comply with his obligations under this Section 13.

         14. DETERMINATIONS BY THE BOARD OF DIRECTORS.

                  (a) TERMINATION OF EMPLOYMENT. Prior to a Change in Control (as defined in Section 6(b)), any question as to whether and when there has been a termination of Executive's employment, the cause of such termination, and the Termination Date, shall be determined by the Compensation Committee in its discretion exercised in good faith.

                  (b) COMPENSATION. Prior to a Change in Control (as defined in
         Section 6(b)), any question regarding salary, bonus and other compensation payable to Executive pursuant to this Agreement shall be determined by the Compensation Committee in its discretion exercised in good faith.

         15. WITHHOLDINGS: RIGHT OF OFFSET. Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, (b) all other employee deductions made with respect to Company's employees generally, and (c) any advances made to Executive and owed to Company.

         16. NONALIENATION. The right to receive payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance


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by Executive, his dependents or beneficiaries, or to any other person who is or may become entitled to receive such payments hereunder. The right to receive payments hereunder shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any person who is or may become entitled to receive such payments, nor may the same be subject to attachment or seizure by any creditor of such person under any circumstances, and any such attempted attachment or seizure shall be void and of no force and effect.

         17. INCOMPETENT OR MINOR PAYEES. Should the Board determine that any person to whom any payment is payable under this Agreement has been determined to be legally incompetent or is a minor, any payment due hereunder may, notwithstanding any other provision of this Agreement to the contrary, be made in any one or more of the following ways: (a) directly to such minor or person;
(b) to the legal guardian or other duly appointed personal representative of the person or estate of such minor or person; or (c) to such adult or adults as have, in the good faith knowledge of the Board, assumed custody and support of such minor or person; and any payment so made shall constitute full and complete discharge of any liability under this Agreement in respect to the amount paid.

         18. SEVERABILITY. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction or arbitrator (pursuant to Section 21), the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement.

         19. TITLE AND HEADINGS; CONSTRUCTION. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. The words "herein", "hereof", "hereunder" and other compounds of the word "here" shall refer to the entire Agreement and not to any particular provision hereof.

         20. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


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         21. ARBITRATION.

                  (a) ARBITRABLE MATTERS. If any dispute or controversy arises between Executive and the Company relating to (1) this Agreement in any way or arising out of the parties' respective rights or obligations under this Agreement or (2) the employment of Executive or the termination of such employment, then either party may submit the dispute or controversy to arbitration under the then-current Commercial Arbitration Rules of the American Arbitration Association (AAA) (the "RULES"); provided, however, the Company shall retain its rights to seek a restraining order or injunctive relief pursuant to Section 12. Any arbitration hereunder shall be conducted before a single arbitrator unless the parties mutually agree that the arbitration shall be conducted before a panel of three arbitrators. The arbitrator shall be selected through mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of the arbitrator within twenty (20) days following receipt by one party of the other party's notice of desire to arbitrate, then within five (5) days following the end of such 20-day period, each party shall select one arbitrator who, in turn, shall within five (5) days select a third arbitrator who shall be the single arbitrator hereunder. The site for any arbitration hereunder shall be in Harris County or Montgomery County, Texas, unless otherwise mutually agreed by the parties, and the parties hereby waive any objection that the forum is inconvenient.

                  (b) SUBMISSION TO ARBITRATION. The party submitting any matter to arbitration shall do so in accordance with the Rules. Notice to the other party shall state the question or questions to be submitted for decision or award by arbitration. Notwithstanding any provision of this
         Section 21, Executive shall be entitled to seek specific performance of the Executive's right to be paid during the pendency of any dispute or controversy arising under this Agreement. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief for the protection of property rights.

                  (c) ARBITRATION PROCEDURES. The arbitrator shall set the date, time and place for each hearing, and shall give the parties advance written notice in accordance with the Rules. Any party may be represented by counsel or other authorized representative at any hearing. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.Sections 1 et. seq. (or its successor). The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas to the claims asserted to the extent that the arbitrator determines that federal law is not controlling.

                  (d) COMPLIANCE WITH AWARD.

                           (1) Any award of an arbitrator shall be final and
                  binding upon the parties to such arbitration, and each party shall immediately make such changes in its conduct or provide such monetary payment or other relief as such award requires.


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                  The parties agree that the award of the arbitrator shall be final and binding and shall be subject only to the judicial review permitted by the Federal Arbitration Act.

                           (2) The parties hereto agree that the arbitration
                  award may be entered with any court having jurisdiction and the award may then be enforced as between the parties, without further evidentiary proceedings, the same as if entered by the court at the conclusion of a judicial proceeding in which no appeal was taken. The Company and the Executive hereby agree that a judgment upon any award rendered by an arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (e) COSTS AND EXPENSES. Each party shall pay any monetary amount required by the arbitrator's award, and the fees, costs and expenses for its own counsel, witnesses and exhibits, unless otherwise determined by the arbitrator in the award. The compensation and costs and expenses assessed by the arbitrator and the AAA shall be split evenly between the parties unless otherwise determined by the arbitrator in the award. If court proceedings to stay litigation or compel arbitration are necessary, the party who opposes such proceedings to stay litigation or compel arbitration, if such party is unsuccessful, shall pay all associated costs, expenses, and attorney's fees which are reasonably incurred by the other party as determined by the arbitrator.

         22. BINDING EFFECT; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, personal representatives, successors and permitted assigns hereunder, but otherwise this Agreement shall not be for the benefit of any third parties.

         23. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire agreement of the parties with respect to Executive's employment and the other matters covered herein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof. This Agreement may be amended, waived or terminated only by a written instrument executed by both parties hereto.

         24. SURVIVAL OF CERTAIN PROVISIONS. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of said parties, including, but not limited to, the rights and obligations set forth in Sections 6 through 14 and 21 hereof, shall survive any termination or expiration of this Agreement.

         25. WAIVER OF BREACH. No waiver by either party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same


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or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time while such breach continues.

         26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Company and its Affiliates (as defined in Section 2), and upon any successor to the Company following a Change in Control (as defined in Section 6(b)); provided, however, any such assignment by the Company shall not relieve Company of its obligations hereunder. Any reference herein to "Company" shall mean the Company as first written above, as well as any successor or successors thereto.

         This Agreement is personal to Executive, and Executive may not assign, delegate or otherwise transfer all or any of his rights, duties or obligations hereunder without the consent of the Board. Any attempt by the Executive to assign, delegate or otherwise transfer this Agreement, any portion hereof, or his rights, duties or obligations hereunder without the prior approval of the Board shall be deemed void and of no force and effect.

         27. NOTICES. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person or sent by facsimile transmission, (b) on the first business day after it is sent by air express overnight courier service, or (c) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed, to the following address, as applicable:

                  (1)      If to Company, addressed to:

                           Lexicon Genetics Incorporated
                           4000 Research Forest Drive
                           The Woodlands, Texas 77381
                           Attention:  Corporate Secretary

                  (2) If to Executive, addressed to the address set forth below his name on the execution page hereof;

or to such other address as either party may have furnished to the other party in writing in accordance with this Section 27.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.


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         29. EXECUTIVE ACKNOWLEDGMENT; NO STRICT CONSTRUCTION. The Executive represents to Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read the Agreement and that he understands its terms and conditions. The parties hereto agree that the language used in this Agreement shall be deemed to be the language chosen by them to express their mutual intent, and no rule of strict construction shall be applied against either party hereto. Executive also represents that he is free to enter into this Agreement including, without limitation, that he is not subject to any other contract of employment or covenant not to compete that would conflict in any way with his duties under this Agreement. Executive acknowledges that he has had the opportunity to consult with counsel of his choice, independent of Employer's counsel, regarding the terms and conditions of this Agreement and has done so to the extent that he, in his unfettered discretion, deemed to be appropriate.

         30. SUPERSEDING AGREEMENT. This Employment Agreement shall supersede any prior employment agreement entered into between the Company and Executive.


         IN WITNESS WHEREOF, the Executive has hereunto set his hand, and Company has caused this Agreement to be executed in its name and on its behalf, to be effective as of the Effective Date first above written.



WITNESS:                                    EXECUTIVE:

Signature: /s/ Debbie Ritter                Signature: /s/ Jeffrey L. Wade
          -----------------------------               -------------------------

Printed Name: Debbie Ritter
             --------------------------

Date: December 22, 1998                     Date: December 22, 1998
     ----------------------------------          ------------------------------

                                            Address for Notices:

                                            2 Thornbush Place
                                            The Woodlands, Texas 77381



ATTEST:                                     LEXICON GENETICS INCORPORATED



By: /s/ Jean Magdaleno                      By: /s/ Arthur T. Sands
   ------------------------------------        --------------------------------

Name: Jean Magdaleno                        Name: Arthur T. Sands
     ----------------------------------          ------------------------------

Title: Administrative Assistant             Title: President and Chief Executive
                                                   Officer
      ---------------------------------           -----------------------------

Date: December 21, 1998                     Date: December 21, 1998
     ----------------------------------          ------------------------------


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